UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — December 11, 2015

ACE Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

Bärengasse 32

Zurich, Switzerland CH-8001

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2015, ACE Limited (“ACE”), ACE Bermuda Insurance Ltd. (“ACE Bermuda”), ACE Tempest Life Reinsurance Ltd. (“ACE Tempest Life”), ACE Tempest Reinsurance Ltd. (“ACE Tempest Re”) and ACE INA Holdings Inc. (“ACE INA” and, together with ACE, ACE Bermuda, ACE Tempest Life and ACE Tempest Re, the “Borrowers”) entered into a Commitment Increase Agreement (the “Increase Agreement”) to increase the letter of credit capacity under its syndicated credit agreement (the “Credit Agreement”), originally entered into on November 6, 2012, with a group of lenders and Wells Fargo Bank, National Association, as administrative agent. Pursuant to the Increase Agreement, the amount of the commitments under the Credit Agreement increased from $1,000,000,000 to $1,500,000,000, all of which may be used for the issuance of letters of credit and up to $300,000,000 of which may be used for revolving loans.

The Increase Agreement did not change any other terms of the Credit Agreement, which is scheduled to mature in November 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED

By:	/s/ Paul Medini
	Name:	Paul Medini
	Title:	Chief Accounting Officer

DATE: December 14, 2015